Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-191853) and Form S-8 (Nos. 333-143959, 333-165841, 333-171251, 333-183133, 333-187537 and 333-189606) of Venaxis, Inc. of our report dated March 28, 2014, on the financial statements of Venaxis, Inc., which report appears in this Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ GHP Horwath P.C.
GHP Horwath, P.C.

Denver, Colorado
March 28, 2014